Exhibit 99.2
FORM OF RESCISSION OFFER ACCEPTANCE FORM

To:	[SEQUENCE NUMBER]
[NAME]
[ADDRESS #1]
[ADDRESS #2]
[CITY, PROVINCE CODE]
[CANADA]

IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]
          YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
          IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 3:00 P.M., U.S. CENTRAL TIME, ON SEPTEMBER 26, 2008 (THE “EXPIRATION DATE”), WHICH IS [•] DAYS FROM THE DATE OF THIS PROSPECTUS.
          WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.
Ladies and Gentlemen:
          The undersigned acknowledges receipt of a prospectus dated [•], 2008 (the “Prospectus”), of Dell Inc. (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of units (the “Units”) in the Dell Inc. Common Stock Fund (the “Dell Stock Fund”) purchased by the undersigned from March 31, 2006, through April 3, 2007 (the “Purchase Period”). The Dell Stock Fund is an investment alternative under the Group Retirement Savings Plan for the Employees of Dell Canada Inc. and the Deferred Profit Sharing Plan for Canadian Employees of Dell Canada Inc. (the “Plans”), and ManuLife (the “Service Provider”) is the Service Provider of the Plans. A participant’s investment in our common stock through the Plans is measured in Units. Each Unit represents an interest in shares of common stock of the Company plus a varying amount of short-term liquid investments.
          Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for all Units purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that the undersigned still holds such Units, the undersigned directs the Service Provider to sell the shares included in the Units held in the undersigned’s Plans account that are being repurchased effective as of the Expiration Date. The undersigned directs the Service Provider to credit all proceeds pursuant to the Rescission Offer to the undersigned’s Plans account for investment or distribution in accordance with the terms of the Prospectus. The undersigned acknowledges that he or she is not eligible to accept the Rescission Offer with respect to Units for which the undersigned would receive an amount per Unit that is less than the value per Unit on the Expiration Date.
          If the undersigned is a current participant in the Plans and an active employee of Dell Canada, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in accordance with the undersigned’s current investment elections for new contributions in the Plans. If the undersigned has separate investment elections on file for both employee and employer contributions, his or her proceeds will be invested in accordance with the undersigned’s investment elections for employer contributions. If the undersigned is a current participant in the Plans, but is not an active employee of Dell Canada or does not have current investment elections on file, or the proceeds are less than $[•], the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in a daily interest account. If the undersigned has previously directed and caused a prior distribution of all of his or her investment in the Plans and no longer holds an individual account in the Plans, an account for the Plans will be created for the undersigned and proceeds will be credited to the account and invested in a daily interest savings account.
          The undersigned further acknowledges that activity in the undersigned’s Plans account will be temporarily suspended during the blackout period that begins at 3:00 p.m., U.S. Central Time, on September 26, 2008, and ends at 11:59 p.m., U.S. Central Time, on October 1, 2008. The Company will notify the undersigned in the event that the blackout period is extended past October 1, 2008.
          You should write down your identification number set forth on the first page of this form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.

Name (please print)	Signature

Street Address	Date

City, Province and Postal Code of Residence

Telephone Number

Identification Number (from the front page of this form)

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM
1.	Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:
A.	Sign and date the Rescission Offer Acceptance Form and complete the name, address, date, and telephone number information above; and

B.	Mail or fax the Rescission Offer Acceptance Form for receipt by Dell before 3:00 p.m., U.S. Central Time, on September 26, 2008. You may mail your Rescission Offer Acceptance Form to:
Dell Inc. Rescission Offer
70 University Avenue, P.O. Box 5
Toronto, ON
M5J 2M4
If you choose to overnight your Rescission Offer Acceptance Form, please send it to:
Dell Inc. Rescission Offer
70 University Avenue, 8th Floor
Toronto, ON
M5J 2M4
[phone number]
You may fax your Rescission Offer Acceptance Form to [•]
          If you choose to accept the Rescission Offer, the Company recommends that you mail or fax the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can also call the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-[•], Monday through Friday, between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time to confirm your Rescission Offer Acceptance Form was received.
          WE MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 3:00 P.M., U.S. CENTRAL TIME, ON THE EXPIRATION DATE, SEPTEMBER 26, 2008. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
          Proceeds will be disbursed to your account for the Plans within 5-10 business days following the Expiration Date.
          We recommend that you write down your identification number printed on your Rescission Offer acceptance form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.
          Questions: All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by Dell, which determination shall be final and binding. All questions regarding the Rescission Offer can be directed to the Dell Inc. Rescission Offer Call Center by dialing your country’s international long distance access code followed by 877-[•], Monday through Friday, between the hours of 8:00 a.m. and 8:00 p.m., U.S. Central Time.

2.	Applying the FIFO principle to Unit purchases and sales:
In order to follow the First-In, First-Out (FIFO) calculation, each participant must match up his or her own purchases of Rescission Offer Units to the sale of such Units. Rescission Offer Units are considered as those purchased after March 31, 2006, through April 3, 2007. An example of the FIFO calculation is shown below.
Let’s assume that Smith has 100 units of the Dell Stock Fund at March 31, 2006 (“Pre-Purchase Period Units”).
Additionally, he has the following transaction history:

(1)	(2)	(3)
Type	Date of Transaction	Units
Sale 1	04/04/2006	50
Purchase 1	04/10/2006	20
Sale 2	06/01/2006	30
Sale 3	07/15/2006	40
Purchase 2	08/01/2006	30
Sale 4	06/30/2007	10
Step 1.  It is first necessary for Smith to adjust the number of Pre-Purchase Period Units and the number of Units transacted between March 31, 2006 and October 31, 2006, for the one-for-1.76 Unit adjustment on October 31, 2006. He must do this to account for the change in 401(k) provider from Great West Life to Manulife on October 31, 2006. To do so, Smith simply divides the number of Pre-Purchase Units and the number of Units in the above table involved in purchase transactions before October 31, 2006 by 1.76. As a result of Smith’s adjustment calculations the transactions table above is adjusted as follows:

(1)	(2)	(3)	(4)
Type	Date of Transaction	Pre-Adjustment Units	Post-Adjustment Units
Sale 1	04/04/2006	50	28.4
Purchase 1	04/10/2006	20	11.4
Sale 2	06/01/2006	30	17.0
Sale 3	07/15/2006	40	22.7
Purchase 2	08/01/2006	30	17.0
Sale 4	06/30/2007	10	10.0
Step 2.  In order to follow the FIFO calculation, Smith first identifies the date and number of Units of the first sale of Rescission Offer Units. This is done by chronologically reducing Smith’s opening balance by each sale until that remaining balance is zero. Smith’s calculation looks like this:

		Sales of Pre-	Balance of Pre-	Rescission	Rescission	Rescission
		Purchase	Purchase	Offer Unit	Offer Unit	Offer Unit
	Date	Period Units	Period Units	Purchases	Sales	Balance
Opening Balance	3/31/2006		56.8			0
Sale 1	4/4/2006	28.4			0
Balance after transaction			28.4			0
Purchase 1	4/10/2006			11.4
Balance after transaction			28.4			11.4
Sale 2	6/1/2006	17			0
Balance after transaction			11.4			11.4
Sale 3	7/15/2006	11.4			11.3
Balance after transaction			0			0.1
Purchase 2	8/1/2006			17
Balance after transaction			0			17.1
Sale 4	6/30/2007	0			10
Balance after transaction			0			17.1
Step 3.  Given the data shown in the attached example, Smith would apply the formulas described on the first page of the Rescission Offer to those sales that are under the Rescission Offer Unit Sales column. This will determine whether the Units were sold at a loss.
For example, after Smith’s transaction on 6/1/2006, Smith has a balance of 11.4 Rescission Offer Units that were purchased on 4/10/2006. Suppose that he purchased those units at a Net Asset Value (NAV) of CAN. $130, and then sold them at a NAV of CAN. $140. In this case, Smith benefited from a gain on the sale, and no Rescission Offer would apply for that transaction. However, if Smith had purchased those Units at a NAV of CAN. $130 and sold them at a NAV of CAN. $120, then Smith would have sold at a loss. In this case the Rescission Offer does apply.

Finally, Smith needs to determine what Rescission Offer Units are still being held. The eligible Units are those Rescission Offer Unit purchases which were not subsequently sold. The aggregate number will be shown in the last row under the Rescission Offer balance column, in Smith’s case, 7.1 Units. Smith would then apply the formulas described on the first page of the Rescission Offer to those Units to determine if the Rescission Offer is financially beneficial.
For example, Smith bought 17 Rescission Offer Units on 8/1/2006 and subsequently sold 10 of them on 6/30/2007, leaving 7 Units remaining. These 7 Units are still being held by Smith. Suppose Smith bought these 17 Units at a NAV of CAN$115. With interest to the end of the expiration period, the NAV for those 17 Units increases to approximately CAN$130. If the final NAV price at the end of the Rescission Offer Period is CAN$140, then Smith is holding Rescission Offer Units at a gain, and the rescission offer would not apply. If the final NAV price at the end of the Rescission Offer Period is CAN$120, then Smith is holding Rescission Offer Units at a loss, and the rescission offer does apply.